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     EXHIBIT 99.1

     Tuesday May 29, 7:01 am Eastern Time

     Press Release

     FOR IMMEDIATE RELEASE

     Not for release, publication, or distribution in or into Australia, Canada or Japan.

                    SEQUENOM AND GEMINI GENOMICS TO MERGE;

   Formation of Fully Integrated Genomics and Biotherapeutics Business Units

     SAN DIEGO, CA and CAMBRIDGE, United Kingdom, May 29 -- SEQUENOM,
Inc. of San Diego, CA (Nasdaq: SQNM) and Gemini Genomics PLC of
Cambridge, UK (Nasdaq: GMNI) announced today that they have agreed to merge their businesses in a stock-for-stock exchange. The merger will significantly expand SEQUENOM's ability to perform disease gene association and genetic marker validation studies. SEQUENOM believes this will provide a pipeline of validated genes for downstream development of diagnostic and therapeutic products.

     Under the terms of the agreement, which is expected to close in the third calendar quarter of 2001, holders of Gemini Genomics ordinary shares will receive 0.2000 of a share of newly issued SEQUENOM common stock in exchange for each ordinary share of Gemini Genomics. Holders of Gemini Genomics American Depository Shares (ADSs) will receive 0.4000 of a share of newly issued SEQUENOM common stock in exchange for each Gemini Genomics ADS.

     As a result of this transaction, SEQUENOM expects to issue approximately
12.9 million shares and assume all outstanding options and warrants. The transaction will be accounted for using the purchase method of accounting. The transaction is subject to approval by both Gemini Genomics and SEQUENOM shareholders. The transaction is also subject to the approval of the High Court of Justice in England and Wales and the satisfaction or waiver of various other customary conditions.

     "This merger unites SEQUENOM's leading genotyping platform, MassARRAY(TM), and Gemini's vast collection of diverse populations and clinical data under one corporate roof. We believe this will significantly expand our high value genomics service and product offering. By consolidating both companies' disease gene discovery programs, SEQUENOM will have the critical mass and resources to extract greater value from our disease gene discoveries," said Toni Schuh, Ph.D., SEQUENOM's Chief Executive Officer. "SEQUENOM will now possess the MassARRAY technology for large-scale genetic analysis, a portfolio of over 90 candidate disease genes, 1.3 million SNP assays, 20 million clinical data points in twin, family, patient and isolated (founder) populations, and a healthy cash position to support its biotherapeutics development program.

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     "The companies have an existing collaboration, which in fewer than six months identified two novel cardiovascular disease genes using SEQUENOM's MassARRAY technology platform and Gemini's clinical resources. It is clear that the combined technological capabilities, clinical data and scientific expertise will give the company the ability to offer an enhanced suite of products and resources," added Dr. Schuh.

     "This merger is a marriage of genetic analysis technology and clinical genomics to establish what we believe will be a gene and drug target discovery powerhouse. Both parties see the benefits that will come from uniting forces and resources to accelerate disease gene discovery in some of the largest disease market areas. This combination provides the opportunity to accelerate the identification of disease-associated genes, and then to advance those into drug and diagnostic products where appropriate," says Paul Kelly, MD, Gemini's President and CEO, who will assume the role of leading the newly formed SEQUENOM Biotherapeutics division. "Along with its extensive clinical population data resources, Gemini brings an attractive intellectual property estate and proprietary technology generated in the area of clinical genomics, statistical genetics and bioinformatics.

     "With the recent release of information about the human genome into the public domain, it is clearer than ever that the race to diagnostic and disease gene-based drug target discovery and commercialization is time-limited. This merger will enable our combined organization to move more rapidly in the ongoing endeavor of identifying the medical relevance of genomic data," added Dr. Kelly.

     The Business

     A Board of eight Directors will govern the combined company. Helmut Schuhsler will remain Chairman, and Michael Fitzgerald, the Chairman of Gemini Genomics, together with another Gemini Genomics nominee, will join the existing board of SEQUENOM. Dr. Paul Kelly, CEO of Gemini Genomics, will be appointed Executive Vice President and lead SEQUENOM's Biotherapeutics division.

     The SEQUENOM Genomics division will focus responsibility on MassARRAY systems and consumables sales, genetic marker validation services and disease gene association programs. The SEQUENOM Biotherapeutics division will apply technologies to transition candidate disease genes into drugs and diagnostics, leveraging the value of the Company's disease gene discoveries. SEQUENOM's corporate headquarters will remain in San Diego.

     The combined company will hold a disease gene patent portfolio of 11 issued patents with 89 pending and a technology patent portfolio of 59 issued or allowed patents with 96 pending.

     SEQUENOM was advised by Robertson Stephens Inc. in the transaction, and Gemini Genomics was advised by Lipe and Co. and Seymour Pierce Limited.

     About SEQUENOM

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     SEQUENOM is a leader in the worldwide effort to identify genes and genetic variations with significant impact on human health. Using its innovative technologies, information and scientific strategy, the Company is translating data generated from the Human Genome Project into medically important applications. Breaking through the limitations of traditional genomic research, SEQUENOM's MassARRAY product line, SNP assay portfolio and disease gene discovery program are generating results that position SEQUENOM and its partners to lead the race in developing genetics-based diagnostic and therapeutic products.

     About Gemini Genomics

     Gemini Genomics is a clinical genomics company focused on the discovery and commercialization of novel gene-based drug discovery targets. Because it is clear that a comprehensive understanding of disease depends on the integration of genetics, proteomics, environmental factors, and clinical and medical information from human volunteers, Gemini Genomics' approach has been to collect and analyze that information from a wide range of human population groups, including twins, disease-affected families, isolated (founder) populations and drug trial subjects. By investing in leading edge bioinformatics, molecular and computational biology and other technologies, Gemini Genomics has been able to effectively apply these resources to the acceleration of disease gene identification, target discovery and drug development.

     Conference Call and Webcast

     SEQUENOM and Gemini Genomics will host a conference call today at 10:30 am Eastern Time to discuss the transaction. The call-in numbers are as follows:
U.S.: 888-840-6217, International: 212-346-7490. The call is also available live and archived for approximately two weeks on the Internet at http://www.videonewswire.com/sequenom/052901/ and on the companies' websites at www.sequenom.com and www.gemini-genomics.com. A telephone replay will be available for three days at 800-633-8284 or 858-812-6440, reservation number 18981808.

     SEQUENOM Contacts:

     Abigail Devine, Investor Relations, 858-202-9032, adevine@sequenom.com; or Renee Connolly of Noonan/Russo Communications, 212-696-4455, ext. 227, r.connolly@noonanrusso.com or Julia Phillips of Noonan/Russo Ltd., +44-20-7726-4452, julia.phillips@noonanrusso.co.uk.

     Gemini Genomics Contacts:

     MC Sullivan, Corporate Communications, 617-527-4198, mc.sullivan@gemini-genomics.com, or Tammy Bishop, Investor Relations, 617-527-4198, tammy.bishop@gemini-genomics.com, both of Gemini Genomics; or Mary Clark of Thomson Financial/Carson Ltd., +44-20-7422-5163, mary.clark@tfeurope.com, or Joni Lyn Sewell of Thomson Financial/Carson, 212-510-9347, joni.sewell@thomsonir.com.

     Except for the historical information contained herein, the matters set forth in this press release, including statements as to expansion of SEQUENOM's ability to perform certain studies, provision of a pipeline of validated genes, the development of products, the expansion of SEQUENOM's service and product offerings, existence of the critical mass and resources to extract greater value from gene discoveries, the effect of the combination of technological capabilities, clinical data and scientific expertise on the

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combined company's product offerings and resources, the establishment of a gene and drug target discovery powerhouse, the benefits that will result from the union of Gemini Genomics and SEQUENOM's forces and resources, the acceleration of discoveries in disease areas, the opportunity to accelerate the identification of disease-associated genes and their advancement into products, the time limitations on gene-based target discovery and commercialization, and the ability of the combined organization to move more rapidly in the identification of medical relevance of genomic data are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties inherent in undertaking and completing a business combination and successfully integrating the combining companies, the risks and uncertainties inherent in drug discovery, development and commercialization efforts, the risks and uncertainties associated with Gemini Genomics and SEQUENOM's various collaborations with pharmaceutical companies and medical research institutions, the risks and uncertainties associated with Gemini Genomics and SEQUENOM's technologies and approaches to drug discovery, development and commercialization and those of their collaborative partners and competitors, the risks and uncertainties associated with intellectual property, including patents and trade secrets, and other risks detailed from time to time in Gemini Genomics and SEQUENOM's SEC reports, including SEQUENOM's Annual Report on Form 10-K for the year ended December 31, 2000 and most recent Quarterly Report on Form 10-Q and Gemini Genomics' Annual Report on Form 20-F for the year ended March 31, 2001. These forward-looking statements speak only as of the date hereof. Gemini Genomics and SEQUENOM disclaim any intent or obligation to update these forward-looking statements.

     Furthermore, investors and security holders of SEQUENOM are urged to read the Proxy Statement regarding the proposed merger when it becomes available. It will contain important information about the transaction. Investors and securities holders may obtain a free copy of the Proxy Statement when it is available and other documents filed with the Securities and Exchange Commission at the web site at www.sec.gov. The Proxy Statement and these other documents may also be obtained for free from SEQUENOM.

     SEQUENOM and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of SEQUENOM with respect to the transactions contemplated by the transaction agreement. Information regarding such officers and directors is included in SEQUENOM's Proxy Statement for its 2001 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 25, 2001. This document is also available free of charge at the SEC web site, www.sec.gov, and from SEQUENOM.